Exhibit 5.1

                             OPINION AS TO LEGALITY

                              ROBERT C. WEAVER, JR.
                                 ATTORNEY AT LAW
                                 721 Devon Court
                               San Diego, CA 92109
                                 (858) 488-4433
                           Facsimile: (858) 488-2555
                              Email: bob@bweave.com

April 22, 2008

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

     Re: Green Star Mining Corp. (the "Company")

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have also, as counsel for the Company, examined the Registration Statement (the "Registration Statement") of your Company on Form S-1, covering the registration under the Securities Act of 1933 of 1,000,000 shares (the "Registered Shares") of the Company's common stock (the "Common Stock") to be offered by the Company on a self-underwritten, best efforts, all or none basis.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

     1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with
          corporate   power  to  conduct  its   business  as  described  in  the
          Registration Statement.
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     2.   The Company has an authorized  capitalization of 100,000,000 shares of
          Common Stock, $0.0001 par value and no shares of Preferred Stock.

     3. The shares of Common Stock currently issued and outstanding are duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Delaware (Delaware General Corporation
          Law).

     4. The 1,000,000 shares of Common Stock offered in the Registration Statement, when issued, shall be duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Delaware (Delaware General Corporation Law).

This opinion includes my opinion on Delaware law including the Delaware Constitution, all applicable provisions of Delaware statutes, and reported judicial decisions interpreting those laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,


                                  /s/ Robert C. Weaver, Jr.
                                  --------------------------------------
                                  ROBERT C. WEAVER, JR., ESQUIRE